Exhibit 1

                     JOINT FILING AGREEMENT

          Each of the undersigned agrees that the Statement, including amendments, on Schedule 13D relating to shares of Common Stock of Ohio State Financial Services, Inc. to which this Agreement is attached is being filed on behalf of each of the undersigned.

                    8/14/98        Jerome H. Davis
                     Date           (Signature)

                    8/14/98        Susan B. Davis
                     Date           (Signature)
































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